Exhibit 10.1
WOLFSPEED, INC. 2025 INDUCEMENT AWARD PLAN

ARTICLE 1GENERAL PROVISIONS
1.1Establishment of Plan. Wolfspeed, Inc., a North Carolina corporation (the “Company”), hereby establishes an employment inducement award plan to be known as the “Wolfspeed, Inc. 2025 Inducement Award Plan” (the “Plan”), as set forth in this document.
1.2Purpose of Plan. The objectives of the Plan are to promote the long-term growth and success of the Company and its shareholders by strengthening the Company’s ability to attract and retain key Employees to the Company by allowing the Company to grant equity interests in the Company as a material inducement to the employment of Eligible Participants and align the long-term financial and compensation interests of Eligible Participants with those of the Company’s shareholders. The Plan seeks to promote the highest level of performance of Eligible Participants by providing them a direct economic interest in the long-term performance of the Company. Only Eligible Participants shall receive Awards under the Plan.
1.3Types of Awards. Awards under the Plan may be made to Eligible Participants in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Shares, (vi) Performance Stock Units, (vii) Performance Units, (viii) Other Awards, or any combination of these. Each Award under the Plan is intended to qualify under Section 303A.08 of the New York Stock Exchange Company Listed Manual (the “Inducement Listing Rule”) as an employment inducement grant or as a limited exemption applicable to Awards in the context of qualifying corporate acquisitions or mergers.
1.4Effective Date. The term “Effective Date” means the date on which the Plan is approved by the Board. In accordance with the Inducement Listing Rule, it is expressly intended that approval of the Plan by the Company’s shareholders not be required as a condition of the effectiveness of the Plan.
ARTICLE 2DEFINITIONS
Except where the context otherwise indicates, the following definitions apply:
2.1“Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time or any successor thereto. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.
2.2“Affiliate” means any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of this Plan by the Committee unless the context demands otherwise, or the term is otherwise expressly defined. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Section 409A.
2.3“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporation laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that applies to Awards.
2.4“Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Stock Unit, Performance Unit, Other Award, or combination of thereof.

2.5“Award Agreement” or “Agreement” means the written or electronic agreement evidencing an Award granted under the Plan. As determined by the Committee, each Award Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award grant in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Award grants under the Plan, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Award Agreements on behalf the Company.
2.6“Award Pool” shall have the meaning set forth in Section 4.1.
2.7“Board” or “Board of Directors” means the Board of Directors of the Company.
2.8“Cause” means, unless provided otherwise in the Award Agreement or the Plan: (i) “Cause” as defined in an Individual Agreement to which a Participant is a party that is then in effect, or (ii) if there is no such Individual Agreement or if it does not define Cause, termination of the Participant’s employment by the Company or any other Employer because of any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined by the Committee in good faith, including but not limited to (as determined by the Committee in good faith), (A) Participant’s breach of any agreement between Participant and an Employer (including but not limited to any agreement regarding confidential information, noncompetition, nonsolicitation or similar covenants), (B) Participant’s intentional or negligent failure to perform a reasonably requested directive or assignment or to perform his duties to the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its Employees, or (C) Participant’s misappropriation or attempted misappropriation of any of the Employer’s funds or property (including but not limited to intellectual property).
2.9“Change in Control” means, unless provided otherwise in the Award Agreement, “Change in Control” or “Change of Control”, as applicable, as defined in an Individual Agreement to which a Participant is a party that is then in effect or, if a Participant is not a party to an Individual Agreement or such Individual Agreement does not provide a definition, then the term “Change in Control” or “Change of Control” shall have the meaning specified in the applicable Wolfspeed severance plan then covering the Participant. If a Participant is not covered by an Individual Agreement or a Wolfspeed severance plan and the applicable Award Agreement does not provide otherwise, then no Termination of Service for that Participant shall be considered to be in connection with a Change in Control. Notwithstanding anything in this Plan, any Award Agreement, Individual Agreement or Wolfspeed severance plan to the contrary, to the extent any Award pursuant to this Plan that is subject to Code Section 409A is to be made because of the occurrence of a Change in Control, then payment shall not be made unless such Change in Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control (and other Participant rights that are tied to a Change in Control, such as vesting, shall not be affected by this paragraph).
2.10“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.
2.11“Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan in accordance with Article 3.
2.12“Company” means Wolfspeed, Inc., a North Carolina corporation, and its successors and assigns, along with its subsidiaries to the extent Employees of such subsidiary may qualify as Eligible Participants pursuant to this Plan in accordance with the Inducement Listing Rule.
2.13“Corporate Event” shall have the meaning set forth in Section 14.5.

2.14“Detrimental Activity” shall have the meaning set forth in Section 14.4.
2.15“Director” means any individual who is a member of the Board.
2.16“Disability” means, unless provided otherwise in the Award Agreement, an individual’s permanent and total disability as defined in Code Section 22(e)(3) whereby said individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Notwithstanding the preceding provisions of this Section 2.16 or anything in any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of a 409A Award to be made because of the Participant’s Disability, then there shall not be a Disability that triggers payment until the date (if any) that the Participant is disabled within the meaning of Code section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence).
2.17“Effective Date” shall have the meaning set forth in Section 1.4.
2.18“Eligible Participant” means an Employee eligible to receive an Award under the Plan pursuant to the Inducement Listing Rule as determined by the Committee in accordance with Section 3.2(b) below. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.
2.19“Employee” means any person, including officers, providing services as an employee to the Company.
2.20“Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer” to the extent permissible pursuant to the Inducement Listing Rule and other Applicable Laws.
2.21“Fair Market Value” or “FMV” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that unless otherwise directed by the Committee:
(a)if the Shares are listed on the NYSE on the given date, Fair Market Value on such date shall be the last sale price reported for the Shares on such system during the regular trading session on such date or, if no sale was reported during the regular trading session on such date, on the last day preceding such date on which a sale was reported during the regular trading session;
(b)if the Shares are listed on a national or regional securities exchange other than the NYSE on the given date, Fair Market Value on such date shall be the last sale price reported for the Shares on such system during the regular trading session on such date or, if no sale was reported during the regular trading session on such date, on the last day preceding such date on which a sale was reported during the regular trading session; or
(c)if neither (a) nor (b) applies on the given date, the fair market value of a Share on that date shall be determined in good faith by the Committee.
For purposes of subsection (a) above, if the Shares are traded on more than one national securities exchange, then the following exchange shall be referenced to determine Fair Market Value: (i) the NYSE if the Shares are then traded on such exchange and (ii) otherwise such other exchange on which Shares are traded as may be designated by the Committee.
Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the NYSE or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.
Notwithstanding the foregoing, in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A.
2.22“409A Award” means each Award that is not exempt from Code section 409A.
2.23“Good Reason” means a Termination of Service for “Good Reason” as expressly defined in an Individual Agreement to which the Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if such Individual Agreement does not expressly define Good Reason, no Termination of Service for that Participant shall be considered to be for “Good Reason.”
2.24“Independent Director” shall mean a Director of the Company who is not an employee of the Company and who qualifies as “independent” within the meaning of New York Stock Exchange Rule 303A.02 (as applicable to members of a compensation committee), or any successor rule, if the Company’s securities are traded on the New York Stock Exchange, and/or the applicable requirements of any other established stock exchange on which the Company’s securities are traded, as applicable, as such rules and requirements may be amended from time to time.
2.25“Individual Agreement” means a written agreement between a Participant and the Company relating to employment by the Company.
2.26“Inducement Listing Rule” shall have the meaning set forth in Section 1.3.
2.27“Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.
2.28“Nasdaq” means the Nasdaq Stock Market or its successor.
2.29“Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 which is not intended to meet the requirements of Code section 422 or that otherwise does not meet such requirements.
2.30“NYSE” means the New York Stock Exchange or its successor.
2.31“Option” means a Nonqualified Stock Option. For the avoidance of doubt, no Options granted under this Plan shall be classified or granted as an incentive stock option grant intended to meet the requirements of Code section 422.
2.32“Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.
2.33“Other Award” means any form of equity-based or equity-related award, other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Unit, that is granted pursuant to Article 9.
2.34“Outside Director” means a member of the Board who is not an Employee of the Company or any other Employer.
2.35“Participant” means an Eligible Participant to whom an Award has been granted.
2.36“Payment Date” shall have the meaning set forth in Section 5.6.

2.37“Performance Period” shall have the meaning set forth in Section 8.2.
2.38“Performance Share” means an Award under Article 8 that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
2.39“Performance Unit” means an Award under Article 8 that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
2.40“Plan” means the Wolfspeed, Inc. 2025 Inducement Award Plan set forth in this document and as it may be amended from time to time.
2.41“Reimbursement Expenses” shall have the meaning set forth in Section 3.6.
2.42“Restricted Stock” means an Award of Shares under Article 7, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.43“Restricted Stock Unit” means an Award under Article 7 that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.44“Restriction Period” means the period during which Restricted Stock or Restricted Stock Units are subject to one or more restrictions that will lapse based on the passage of time, the achievement of performance goals, or the occurrence of another event or events, as determined by the Committee and specified in the applicable Award Agreement.
2.45“SAR Price” means the amount that is subtracted from the Fair Market Value of a Share at the time of exercise of a SAR to determine the amount payable, if any, upon exercise of the SAR.
2.46“Share” means one share of common stock, par value $0.00125 per share, of the Company, as such Share may be adjusted pursuant to the provisions of Section 4.3.
2.47“Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the SAR Price.
2.48“Tandem SAR” shall have the meaning set forth in Section 6.1.
2.49“Termination of Service” means, unless provided otherwise in the Award Agreement, the discontinuance of employment of a Participant with the Employer for any reason, whether voluntary or involuntary. Notwithstanding the foregoing, if a Participant becomes a consultant or independent contractor providing services to an Employer immediately upon terminating service as an Employee, such seamless continuation of service as a consultant or contractor shall constitute a continuation of service with respect to Awards granted to the Participant while he or she served as an Employee to the extent permitted by Applicable Laws. The determination of whether a Participant has discontinued employment or service shall be made by the Committee in its sole discretion. “Termination of Employment” as used in an Award Agreement shall mean Termination of Service and vice-versa.
ARTICLE 3ADMINISTRATION
3.1Composition of Committee. This Plan shall be administered by the Compensation Committee of the Board, or any successor thereto (the “Committee”). If Shares are traded on the NYSE or Nasdaq, all of the members of the Committee shall be Independent Directors. The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee.
3.2Authority of the Committee; Determination and Selection of Eligible Participants.
(a)The Committee shall have full and exclusive discretionary power to interpret the terms and intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan as well as the right and power to construe and administer the Plan, to select and determine Eligible Participants, and to act in all matters pertaining to the granting of an Award and the contents of the Award Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, Performance Units or Other Awards subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan as it deems appropriate. The Committee shall be further authorized to act on behalf of all Affiliates and subsidiaries with respect to all purposes of the Plan.
(b)In exercising its authority to determine and select Eligible Participants who may receive Awards under the Plan, the Committee may only grant Awards under the Plan to Employees who satisfy the following requirements:
(i) The Employee was not previously an Employee or Director, or the Employee is to become employed by the Company following a bona fide period of interruption of employment (within the meaning of the Inducement Listing Rule); and
(ii) The grant of an Award is made in connection with the Employee’s commencement of employment with the Company and such Award is an inducement material to the Employee’s entering into employment with the Company in accordance with the Inducement Listing Rule.
Notwithstanding the foregoing, an Employee may be granted an Award in connection with the Employee becoming such as a result of a merger or acquisition to the extent permitted by the Inducement Listing Rule. For the avoidance of doubt, although a person who is an Employee also may be a Director, a person who already is serving as a Director prior to becoming an Employee will not be eligible to be granted an Award under the Plan unless permitted by the Inducement Listing Rule. The Committee may, in the Committee’s discretion, adopt procedures from time to time to ensure that a prospective employee is eligible to participate in the Plan prior to the granting of any Awards to such individual under the Plan (including without limitation a requirement that such prospective employee certify to the Company, prior to receipt of an Award under the Plan, that the Employee had a bona fide period of interruption of employment, and that the grant of Awards under the Plan is an inducement material to his or her agreement to enter into employment with the Company by virtue of an Individual Agreement or other documentation).
(c)The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect.
(d)In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(e)The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee under the Plan (including whether a Participant shall be deemed to have experienced a Termination of Service, or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to qualify as an Employer, (ii) any leave of absence, (iii) any transfer between locations of employment with the Company and any other Employer (including Affiliates) or vice versa, (iv) any change in the Participant’s status from an Employee to a consultant or member of the Board of Directors, or vice versa, and (v) any Employee who, at the request of the Employer or the Company, becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Employer.
(f)All actions, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration, operation, and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors. The Committee shall consider such factors as it deems relevant to making or taking such actions, determinations and decisions including, without limitation, the recommendations or advice of any Director, officer or Employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest an action, determination or decision by the Committee with respect to such person or Award only on the grounds that such action, determination or decision was arbitrary or capricious or was unlawful, and any review of such action, determination or decision shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.
3.3Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or to meet the goals and objectives of the Plan; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities laws, the Code, the Inducement Listing Rule, or any other Applicable Laws.
3.4Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee, including without limitation, provisions related to the consequences of Termination of Service. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Award Agreement or otherwise confirm the Participant’s acceptance of the provisions of the Award Agreement. The Participant shall in any event be deemed to have accepted the provisions of an Award Agreement delivered to the Participant with respect to an Award by exercising the Award or receiving any benefits thereunder.
3.5Inducement Listing Rule Actions Required Upon Grant of Award. Following the issuance of any Award pursuant to this Plan, the Company shall, in accordance with the Inducement Listing Rule or other listing requirements of the applicable securities exchange, (a) promptly issue a press release disclosing the material terms of the grant, including the recipient(s) of the grant and the number of shares involved and (b) provide any required written notice to the NYSE or such other applicable securities exchange.
3.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the Company shall indemnify and hold harmless the members of the Committee against (i) reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, (ii) all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, and (iii) all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties (all amounts reimbursed hereunder are referred to as the “Reimbursement Expenses”); provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. In the performance of its responsibilities with respect to the Plan, the members of the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon, information and/or advice furnished by the Company’s officers or Employees, the Company’s accountants, or the Company’s counsel. To the extent the entitlement to Reimbursement Expenses is subject to Code section 409A, it applies during the lifetime of the Committee member; the Company shall pay each Reimbursement Expense no later than the end of the calendar year following the calendar year in which the Committee member incurred such Reimbursement Expense; the amount of Reimbursement Expenses available to a Committee member in one tax year will not affect the amount of Reimbursement Expenses available to the Committee member in any other tax year; and the entitlement to Reimbursement Expenses is not subject to liquidation or exchange for any other benefit.
ARTICLE 4SHARES SUBJECT TO THE PLAN
4.1 Aggregate Limits.
(a)Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued pursuant to Awards under this Plan is 2,000,000 (the “Award Pool”).
(b)All Shares of the Award Pool shall be available for all types of Awards granted under the Plan; there is no maximum number of Shares per type of Award. Such Shares shall be made available from Shares authorized but unissued, including Shares purchased in the open market or in private transactions.
4.2Share Counting Rules.
(a)Each Option shall be counted as one Share subject to an Award and deducted from the Award Pool.
(b)Each share of Restricted Stock and each Restricted Stock Unit and each Other Award that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award Pool. Restricted Stock Units and Other Awards that may not be settled in Shares shall not result in a deduction from the Award Pool.
(c)Each Performance Share or Performance Stock Unit that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share or Performance Stock Unit for achievement of target performance, and deducted from the Award Pool. Each Performance Unit that may be settled in Shares shall be counted as a number of Shares subject to an Award, based on the number of Shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a Share at the time of grant, and this number shall be deducted from the Award Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of Shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Award Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of Shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Award Pool. Performance Shares, Performance Stock Units, and Performance Units that may not be settled in Shares shall not result in a deduction from the Award Pool.
(d)Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award Pool. Stock Appreciation Rights that may not be settled in Shares shall not result in a deduction from the Award Pool.

(e)If for any reason any Shares awarded or subject to issuance under the Plan are not issued, or are reacquired by the Company from the Participant or the Participant’s transferee, for reasons including, but not limited to: (i) a forfeiture of Restricted Stock or a Restricted Stock Unit; (ii) the termination, expiration or cancellation of an Option, Stock Appreciation Right, Performance Share, Performance Stock Unit, Performance Unit or Other Award; (iii) Shares withheld for payment of taxes pursuant to Section 13.2 (other than for an Option or Stock Appreciation Right); or (iv) settlement of an Award in cash in lieu of Shares, such Shares shall again be available for issuance pursuant to an Award under the Plan and shall be added back to the Award Pool. Notwithstanding anything herein to the contrary: (i) Shares with respect to which a Stock Appreciation Right under the Plan is exercised; (ii) Shares tendered, withheld, or subject to an Option or Stock Appreciation Right granted under the Plan surrendered in connection with the payment of the Option Price upon exercise of an Option or Stock Appreciation Right, if applicable, or in connection with the Company’s tax withholding obligations with respect to Options or stock-settled Stock Appreciation Rights granted under the Plan; (iii) Shares not issued upon the net settlement or net exercise of a stock-settled Stock Appreciation Right under the Plan; and (iv) Shares purchased by the Company with proceeds from the exercise of Options or Stock Appreciation Rights granted under the Plan shall not thereafter be available for issuance under the Plan nor added back to the Award Pool.
4.3Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than an ordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:
(a)the number and class of stock or other securities that comprise the Award Pool as set forth in Section 4.1;
(b)the limitations on the aggregate number of Awards that may be granted in any one fiscal year to any one Participant as may be provided for herein or pursuant to an Award Agreement;
(c)the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under outstanding Awards;
(d)the Option Price under outstanding Options, the SAR Price under outstanding Stock Appreciation Rights and the number of Shares to be transferred in settlement of outstanding Options and Stock Appreciation Rights; and
(e)the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Shares.
It is intended that, if possible, any adjustments contemplated above shall be made in a manner that satisfies applicable legal requirements, as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424 and Code section 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).
Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.
Subject to the provisions of Article 15 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code section 409A and Code sections 422 and 424, as and where applicable.
4.4Limitation on Vesting for Awards. Notwithstanding anything herein to the contrary, Awards granted hereunder shall not vest more quickly than over a one (1) year period following the date of grant, except that such minimum vesting requirement shall not apply to: (i) the Committee’s earlier or accelerated vesting or exercisability (on a full or pro rata basis) in the Committee’s discretion including, but not limited to in cases of the Participant’s retirement, death or Disability, or upon a Change in Control; (ii) for Awards involving an aggregate number of Shares not exceeding 5% of the number of Shares available for Awards under the first sentence of Section 4.1 (as such number may be adjusted from time to time in accordance with the Plan); (iii) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries to the extent permitted by Applicable Laws; and (iv) Shares delivered in lieu of fully vested cash obligations.
ARTICLE 5STOCK OPTIONS
5.1Grant of Options. Subject to the provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, Options may only be granted to individuals who provide direct services on the date of grant of the Option to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E)) in each entity in the chain. Notwithstanding any other provisions of this Plan to the contrary, Participants shall not be entitled to dividends or dividend equivalents on unexercised Options granted under the Plan.
5.2Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, classification of the Option as a Nonqualified Stock Option and such other provisions as the Committee shall determine.
5.3Option Price. The Option Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the prior sentence, an Option may be granted with an Option Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted if such Option is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such Option Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).
5.4Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any Option that would otherwise expire at a time when the Participant is not permitted by Applicable Laws or Company policy to exercise such Option to the extent permitted by Code section 409A or other Applicable Laws; and provided, further, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.
5.5Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any subsidiary or other Employer, to the extent permitted by Applicable Laws, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or retirement (as defined in the applicable Award Agreement), (ii) in connection with a Change of Control, or (iii) pursuant to Section 14.5. Deferral of Option gains is not permitted.

5.6Payment. Options shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the Award Agreement from time to time. Full payment of the Option Price (less any amount previously received from the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company either: (a) in cash, (b) in a cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), (d) by a combination of (a), (b) and/or (c), and (e) any other method expressly approved or accepted by the Committee in the Committee’s sole discretion. The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. “Payment Date” shall mean the date on which a sale transaction in a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. Unless otherwise authorized by the Committee, no Shares shall be delivered until the full Option Price has been paid.
5.7Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other Applicable Laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement or otherwise determined at any time by the Committee, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. In no event may an NQSO be transferred for value or consideration.
ARTICLE 6STOCK APPRECIATION RIGHTS
6.1Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the SAR Price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option Price, times the number of Shares under the Option, or portion thereof, which is surrendered. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, SARs may only be granted to individuals who provide direct services on the date of grant of the SAR to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E)) in each entity in the chain. Notwithstanding any other provisions of this Plan to the contrary, Participants shall not be entitled to dividends or dividend equivalents on unexercised SARs granted under the Plan.
6.2Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR Price, the duration of the SAR, the number of Shares with respect to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable and such other provisions as the Committee shall determine.
6.3Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.4Payment. The Committee shall have sole discretion to determine in each Award Agreement whether the payment with respect to the exercise of an SAR will be in the form of cash, Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise.
6.5SAR Price. The SAR Price for each grant of a SAR shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. Notwithstanding the prior sentence, a SAR may be granted with a SAR Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted if such SAR is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such SAR Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).
6.6Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any SAR that would otherwise expire at a time when the Participant is not permitted by Applicable Laws or Company policy to exercise such SAR; and provided, further, that no SAR shall be exercisable later than the seventh (7th) anniversary of its grant date.
6.7Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or retirement (as defined in the applicable Award Agreement), (ii) in connection with a Change of Control, or (iii) pursuant to Section 14.5. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under the related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. SARs shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the SAR is to be exercised and satisfying any requirements that the Committee may apply from time to time.
6.8Nontransferability of SARs. Except as otherwise provided in an Award Agreement or otherwise determined at any time by the Committee consistent with securities and other Applicable Laws, rules and regulations, no SAR granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. In no event may a SAR be transferred for value or consideration.
ARTICLE 7RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1Grants of Restricted Stock and Restricted Stock Units. Restricted Stock Awards and Restricted Stock Unit Awards may be made to Eligible Participants as an incentive for the performance of future services that the Committee in its sole discretion determines will contribute materially to the successful operation of the Employer. Awards of Restricted Stock or Restricted Stock Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or Restricted Stock Units or deferred grants of Restricted Stock or Restricted Stock Units.
7.2Restricted Stock/Unit Award Agreement.
(a)In General. Each Award of Restricted Stock/Units shall be evidenced by an Award Agreement that shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted; the purchase price, if any, to be paid for each Share of Restricted Stock or Restricted Stock Unit, which may be more than, equal to, or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by Applicable Laws; any restrictions applicable to the Restricted Stock/Units such as continued service or achievement of performance goals, or both; the length of the Restriction Period and whether any circumstances, such as death, Disability, retirement (as defined in the applicable Award Agreement) or a Change in Control, will shorten or terminate the Restriction Period; and whether Restricted Stock Units will be settled in cash, Shares or a combination of cash and Shares. The Restriction Period may be of any duration. The Award may provide for lapse of the Restriction Period in monthly or longer installments over the course of the Restriction Period, as determined by the Committee in its discretion.
(b)Execution of Award Agreements. Notwithstanding Section 3.5, a Restricted Stock or Stock Unit Award must be accepted prior to the first vesting date or such other period as the Committee may specify, by executing a Restricted Stock/Unit Award Agreement, or otherwise electronically accepting the Award, and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock or Restricted Stock Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock/Unit Award Agreement and has delivered a fully executed copy thereof to the Company, or otherwise electronically accepted the Award, and has otherwise complied with the applicable terms and conditions of such Award.
7.3Nontransferability. Except as otherwise provided in this Article 7 or in an Award Agreement, no shares of Restricted Stock or Restricted Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, assigned, hypothecated or otherwise disposed of during the Restriction Period or, in the case of Restricted Stock Units, until the date of delivery of Shares or other payment with respect to the Restricted Stock Units, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, a Participant’s rights under an Award of Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.
7.4Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.
7.5Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Award, all of the rights of a shareholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, that, in all cases, (i) any dividends or other distributions on such Shares of Restricted Stock during the Restriction Period shall be either automatically deferred and reinvested in additional Shares of Restricted Stock or paid to the Company for the account of the Participant, in either case subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividends and other distributions shall be included in the Award Agreement related to the Award and shall, to the extent required, comply with Code Section 409A. The Committee shall determine whether interest, if any, shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (again, provided that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Restricted Stock Units only to the extent provided in the Award Agreement relating to the Award; provided, however, that in all cases (i) any dividend equivalents payable on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Award Agreement related to the Award and shall, to the extent required, comply with the requirements of Code Section 409A.
7.6Short-Term Deferral. To the extent an Award described in this Section is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.
ARTICLE 8PERFORMANCE SHARES AND UNITS
8.1Grant of Performance Shares / Performance Stock Units / Performance Units. Subject to the terms and provisions of the Plan, Performance Shares, Performance Stock Units (“PSUs”), and Performance Units may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
8.2Value of Performance Shares / Performance Stock Units and Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share or Performance Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Stock Units, Performance Units or all three, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance goals by reference to the performance measures set forth in Article 10.
8.3Earning of Performance Shares / Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares, Performance Stock Units, or Performance Units shall be entitled to receive a payout of the number and value of Performance Shares, Performance Stock Units, or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any applicable non-performance terms have been met. The Committee may provide in the Award Agreement and/or an Individual Agreement that the Performance Shares, Performance Stock Units, or Performance Units are earned notwithstanding achievement of the performance goals only: (i) in the event of the Participant’s death or Disability, (ii) in the event of the Participant’s “retirement” (as such term is defined in the applicable Award Agreement), (iii) in connection with a Change of Control, or (iv) pursuant to Section 14.5.
8.4Form and Timing of Payment of Performance Shares, Performance Stock Units, or Performance Units. Subject to the terms of this Plan and the applicable Award Agreement, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Stock Units, and Performance Units in the form of cash or Shares or other Awards (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares, Performance Stock Units, and Performance Units at the close of the applicable Performance Period. Any such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Notwithstanding the foregoing, to the extent an Award described in this Article 8 is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.
8.5Dividends and Other Distributions. A Participant receiving a Performance Share, Performance Stock Unit, or Performance Unit Award shall not possess voting rights. A Participant receiving a Performance Share, Performance Stock Unit, Performance Unit Award or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Award Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Performance Shares, Performance Stock Units, Performance Units or other Award subject to performance conditions shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalent shall be included in the Award Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.
8.6Nontransferability. Except as otherwise provided in this Article 8 or the applicable Award Agreement, Performance Shares, Performance Stock Units, and Performance Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Award Agreement, a Participant’s rights with respect to Performance Shares, Performance Stock Units, and Performance Units shall be available during the Participant’s lifetime only by the Participant or the Participant’s legal representative. In no event may a Performance Share, Performance Stock Unit, or Performance Unit be transferred for value or consideration.
ARTICLE 9OTHER AWARDS
The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. The Other Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Award is based on the difference in the value of a Share at different points in time, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant unless the Other Award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that the Other Award preserves the economic benefit of the replaced award and is either exempt from or in compliance with the requirements of Code section 409A. A Participant receiving an Other Award shall accrue dividend equivalents on such Other Award only to the extent provided in the Award Agreement relating to the Other Award; provided, however, that (i) any dividend equivalents payable on such Other Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Award Agreement related to the Other Award and shall, to the extent required, comply with the requirements of Code Section 409A.
ARTICLE 10PERFORMANCE MEASURES
10.1In General. The Committee may, in its discretion, include performance conditions or objectives in any Award. The Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and the Committee may provide for the payment of differing amounts of compensation for different levels of performance.
10.2Performance Measures. If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established. Performance objectives may be related to a specific product, line of work, customer or group of customers, geographic region, and/or other corporate measures. In addition, the form of performance measures may be measured on a Company, Employer (or entity thereof), Affiliate, division, business unit, service line, segment or geographic basis or any combination thereof. Performance measures employed under the Plan may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or published or specialized indexes or other external measures of the selected performance measures. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all, or some other number of such objectives must be attained. By way of illustration only, performance measures which may be employed pursuant to this Section 10 to determine the degree of payout and/or vesting with respect to performance-based Awards include, but are not limited to, the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, net income, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, operating margin, profit margin, revenues, revenue growth, market value added, market share, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, and return on capital employed), total shareholder return, profit, operating profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash, cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return, and cash flow per share), sales, sales volume, sales growth, assets, inventory turnover ratio, productivity ratios, share price, cost, unit cost, expense targets or ratios, charge-off levels, operating efficiency, operating expenses, customer satisfaction, improvement in or attainment of expense levels, working capital, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets and/or consummation of acquisitions, dispositions, projects or other specific events or transactions, design-ins, product yield, fab capacity, or other operational metrics and key performance indicators, and human capital goals. Such measures may also be based on GAAP, Non-GAAP or other accounting method distinctions or criteria as the Committee determines. Any performance measure may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results for previous years or to a designated comparison group of entities or to a published or stock market or other index, in each case as specified by the Committee. The Committee shall specify the period over which the performance goals for a particular Award shall be measured.
10.3Committee Determination of Achievement of Performance Goals; Adjustments. For each Award that has been granted subject to a specified performance goal or objective, the Committee shall determine within an administratively practicable period following the end of the applicable Performance Period whether such performance goals or objectives for that Performance Period have been achieved and, if they have, the Committee shall so certify in writing and ascertain the amount payable under the applicable Award. If a performance goal or objective for a Performance Period is not achieved, the Committee in its sole discretion may nonetheless pay all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance, or the performance of specific Employer entities or Affiliates, divisions, departments, regions, or service line or function employing the Participant.
In determining whether any performance goal or objective has been satisfied, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits gains or income associated with reorganizations or restructurings of the Employer (or related entities and Affiliates), discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy, litigation, or the resolution of litigation (e.g., settlements, judgments, or attorneys’ fees), or currency or commodity fluctuations; and (ii) the effects of changes in Applicable Laws, regulations or accounting principles. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Employer (or related entities and Affiliates), changes in tax laws or regulations or accounting procedures, mergers, acquisitions, and divestitures, or any other factors as the Committee may determine. To the extent that a performance objective is based on the price of a Share, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other changes in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in the Committee’s sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants.
ARTICLE 11BENEFICIARY DESIGNATION
To the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. If any such designation is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such designations. Unless different rules and procedures are established by the Committee, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with a designated representative of the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
ARTICLE 12DEFERRALS
The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares, Performance Stock Units, or Performance Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, and the Committee may provide for such arrangements, including conversion to another form of Award that is available under the Plan and has equivalent value, as it deems necessary in order to permit the deferral of taxes in connection with such deferral by the Participant. Any deferrals required or permitted by the Committee of Awards shall be made in compliance with Code section 409A.
ARTICLE 13TAX WITHHOLDING
13.1Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan or any Award. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.
13.2Share Withholding. Except as otherwise determined by the Committee or provided in an Award Agreement, with respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, upon the achievement of performance goals related to Performance Shares or Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in Shares, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by: (i) having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to but not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or any greater rate that will not result in adverse accounting or tax treatment as determined by the Committee), or (ii) if approved by the Committee, authorizing the sale of Shares equal to but not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or any greater rate that will not result in adverse accounting or tax treatment as determined by the Committee). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
ARTICLE 14AMENDMENT AND TERMINATION
14.1Amendment of Plan. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but, unless required by Applicable Laws or applicable listing standard, no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. The Company will also obtain the approval of the shareholders before amending the Plan to the extent required by the rules of any securities exchange or quotation or trading system on which Shares are traded or other Applicable Laws.
14.2Amendment of Award; Repricing. The Committee may, at any time, amend outstanding Awards in a manner not inconsistent with the terms of the Plan; provided, however, that if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment, except as may be required by Applicable Laws, as provided in Sections 14.5 or 15.4, or as provided in the Award Agreement. To the extent not inconsistent with the terms of the Plan and the foregoing, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not permit or effect a repricing, except in accordance with Section 4.3 or to the extent the repricing is approved by the shareholders of the Company; for this purpose, a repricing is an amendment to the terms of an outstanding Option or SAR that would reduce the Option Price or SAR Price of that Option or SAR, respectively, or a cancellation, exchange, substitution, buyout or surrender of an outstanding Option or SAR in exchange for cash, another Award or Option or SAR with an Option Price or SAR Price that is less than the Option Price or SAR Price of the original Option or SAR, respectively (or as further defined within US generally accepted accounting practices or any applicable stock exchange rule). Notwithstanding anything else in this Section 14.2, (i) no amendment of an Award Agreement shall cause an award to be subject to Code section 409A, unless the Award Agreement, as amended, complies with the requirements of Code section 409A, and (ii) no amendment of an Award Agreement that is subject to Code section 409A shall cause such an Award Agreement (or the underlying Award) to violate Code section 409A.
14.3Termination of Plan. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. However, Awards granted under the Plan on or prior to the tenth anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Award Agreements corresponding to such Awards.
14.4Cancellation of Awards / Clawback.
(a)The Committee may, in its sole discretion, provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Award Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Unit payout, receives or vests in Shares under an Award or vests in or receives a payout under a Stock Unit at any time prior to the date the Participant ceases to engage in any Detrimental Activity, the Participant may be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares. In addition, all Awards under the Plan (and payments and Shares in settlement of Awards as well as any proceeds received from the disposition of such property) are subject to clawback by the Company to the extent provided in any policy, as amended from time to time, adopted by the Board, including the policy adopted to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Rule 10D-1 under the Act, and the NYSE’s or Nasdaq’s listing standards (as applicable).
(b)For purposes of this Section, except to the extent provided otherwise in the Award Agreement, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company or any Employer and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.8 above without regard to any definition of Cause in any Individual Agreement), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company or any other Employer which is disparaging or which in any way reflects negatively upon the Company or the Employer; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company or any Employer; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she has not engaged in any activity described in clauses (i)-(iv).
14.5Assumption or Acceleration of Awards. In the event of a sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable (a “Corporate Event”), each Award outstanding at the time of the Corporate Event shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock or Restricted Stock Units, provide that all restrictions shall lapse). If the Committee makes an Option or other Award fully exercisable in lieu of assumption or substitution in the event of a Corporate Event, the Committee shall notify the Participant that, subject to rescission if the Corporate Event is not successfully completed within a certain period, the Option or other Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period. Alternatively, the Committee may make provision for a cash payment in settlement of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of Shares upon or in respect of the Corporate Event. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the Option Price or SAR Price, as applicable, of the Award and may cancel each Option or SAR with an Option Price or SAR Price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option or SAR. Any actions taken under this Section 14.5 shall be valid with respect to a 409A Award only to the extent that such action complies with Code section 409A.
ARTICLE 15MISCELLANEOUS PROVISIONS
15.1Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or quotation or trading system on which Shares are traded and any applicable federal, state, local or foreign laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all Applicable Laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or quotation or trading system on which Shares are traded.
15.2Rights of a Shareholder. Except as otherwise provided in Article 7 or in the applicable Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. No Participant awarded an Option or Stock Appreciation Right shall have any right as a shareholder with respect to any Shares covered by such Award (including but not limited to the right to vote the Shares) prior to the date on which the Participant becomes the record holder of such Shares. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Restricted Stock Unit, Performance Share, Performance Stock Unit, or Performance Unit shall have any right as a shareholder with respect to any Shares covered by such Award (including but not limited to the right to vote the Shares) prior to the date on which the Participant becomes the record holder of such Shares.
15.3No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a member of the Board, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Except to the extent approved by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its Employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unfunded and unsecured general creditor of the Company.
15.4Compliance with Laws. The Plan and the grant of Awards shall be subject to all applicable federal, state local and foreign laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders. If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

15.5Compliance with Code Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Award Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a 409A Award to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a 409A Award provides for payment upon the recipient’s termination of employment as an Employee or cessation of service as a Director, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A. In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board of Directors, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.
15.6Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Employer (or the Affiliates and/or its subsidiaries of an Employer) operate or have Employees, the Committee, in its sole discretion, shall, in addition to the administrative authority set forth in Section 3.2 of this Plan, have the power and authority to: (a) determine which Affiliates and subsidiaries, if any, may be covered by this Plan in accordance with all Applicable Laws; (b) determine which Employees of an Employer outside the United States, if any, are eligible to participate in this Plan; (c) modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws; (d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Inducement Listing Rule or other Applicable Laws. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan and/or Award Agreement for such non-U.S. jurisdiction and such sub-plans and modifications to Plan terms and procedures established pursuant to this Section 15.6 by the Committee shall also be attached to this Plan document as appendices.
15.7Whistleblower Protection. Nothing contained in this Plan or any Award Agreement: (i) shall be deemed to prohibit any Participant from responding to a subpoena or order of a court or other governmental authority to testify or give evidence or engaging in conduct otherwise protected by the Sarbanes-Oxley Act; (ii) shall be deemed to prohibit any Participant from providing truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding; (iii) is intended in any way to intimidate, coerce, deter, persuade, or compensate any Participant with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law; and (iv) is intended to require any Participant to provide notice to the Company, any Affiliate or any subsidiary or an attorney of any such entity before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”) or to provide notice to the Company, any Affiliate, or any subsidiary or any attorney of any such entity after any Participant has made any such Whistleblower Disclosures.
15.8Transfer of Employee. The transfer of an Employee of the Company or any Employer from one Employer (or Affiliate or subsidiary of an Employer) to another Employer (or Affiliate or subsidiary of the other Employer) shall not be considered a termination of employment for Plan purposes unless required by the Inducement Listing Rule or other Applicable Laws; nor shall it be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with an Affiliate or subsidiary of an Employer and that entity ceases to be an Affiliate or subsidiary of the Employer, a termination of employment shall be deemed to have occurred when the entity ceases to be an Affiliate or subsidiary of such Employer unless the Employee transfers the Employee’s employment or other service relationship to the Employer or its remaining Affiliates or subsidiaries.
15.9Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.
15.10Tax Elections. Each Participant shall give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant not making an election under Code section 83(b).
15.11No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award; in the discretion of the Committee, the Company shall forfeit the value of fractional shares or make cash payments in lieu of fractional Shares.
15.12Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares under the Plan prior to:
(a)Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)Completing any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines are necessary or advisable.
15.13Inability to Obtain Authority. The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and/or sale of any Awards or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue and/or sell such Awards or Shares as to which such requisite authority shall not have been obtained.
15.14Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws or the rules of any stock exchange.
15.15Legal Construction.
(a)Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would result in the Plan or any Award Agreement not complying with any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.
(b)Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.
(c)Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of North Carolina, excluding any conflicts or choice or law rule or principle that might otherwise refer construction or interpretation of the Plan or the Award Agreement (as applicable) to the substantive law of any other jurisdiction. Unless otherwise provided in the applicable Award Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of North Carolina to resolve any and all issues that may arise out of or relate to the Plan or such Award Agreement.